EXHIBIT 32
Certification by Principal Executive Officer and Principal Financial Officer pursuant to 18 U.S.C.
Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 *
     In connection with the Quarterly Report of Abercrombie & Fitch Co. (the “Corporation”) on Form 10-Q for the quarterly period ended May 3, 2008, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned Michael S. Jeffries, Chairman and Chief Executive Officer of the Corporation, and Michael W. Kramer, Executive Vice President and Chief Financial Officer of the Corporation, certify, pursuant to Section 1350 of Chapter 63 of Title 18 of the United States Code, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:
(1)	The Report fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934, as amended; and

(2)	The information contained in the Report fairly presents, in all material respects, the consolidated financial condition and results of operations of the Corporation and its subsidiaries.

/s/ MICHAEL S. JEFFRIES	/s/ MICHAEL W. KRAMER
Michael S. Jeffries	Michael W. Kramer
Chairman and Chief Executive Officer	Executive Vice President and Chief Financial Officer

Dated: June 11, 2008	Dated: June 11, 2008

*	This certification is being furnished as required by Rule 13a-14(b) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Section 1350 of Chapter 63 of Title 18 of the United States Code, and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liability of that Section. This certification shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that the Corporation specifically incorporates this certification by reference in such filing.